As filed with the Securities and Exchange Commission on August 26, 2019
Registration No. 333- _____
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________
8x8, Inc.
(Exact Name of Registrant as Specified in Its Charter)
___________________________

Delaware	77- 0142404
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

2125 O’Nel Drive
San Jose, CA 95131
(408) 727-1885
___________________________
(Address of Principal Executive Offices) (Zip Code)

8x8, Inc. Amended and Restated 2012 Equity Incentive Plan
_______________________________
(Full Title of the Plan)

Matt Zinn
Senior Vice President, General Counsel, Secretary, & Chief Privacy Officer
8x8, Inc.
2125 O’Nel Drive
San Jose, CA 95131
___________________________
(Name and Address of Agent For Service)
(408) 727-1885
___________________________
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging Growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share
Issued under the 8x8, Inc. Amended and Restated 2012 Equity Incentive Plan	12,000,000	$24.84	$298,080,000	$36,127.30

TOTAL:	12,000,000	$24.84	$298,080,000	$36,127.30

(1)
In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of shares of common stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The computation is based upon the average of the high and low prices of the registrant's Common Stock as reported on the New York Stock Exchange on August 23, 2019.

This Registration Statement will become effective upon filing in accordance with Rule 462 under the Securities Act.

A/75573798.5

INFORMATION REQUIRED PURSUANT
TO GENERAL INSTRUCTION E TO FORM S-8
 Explanatory Note
This Registration Statement on Form S-8 is being filed by 8x8, Inc. (the "Registrant") to register an additional 12,000,000 shares of its common stock, $0.001 par value per share (the "Common Stock") issuable to eligible individuals under the Registrant's Amended and Restated 2012 Equity Incentive Plan (the "Plan") pursuant to amendments to the Plan approved by the stockholders of the Registrant on August 1, 2019. This Registration Statement relates to the registration of additional securities of the same class as other securities for which registration statements are effective relating to the Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement also incorporates by reference the Registrant's registration statement on Form S-8 (File No. 333-183597), filed on August 28, 2012, relating to the registration of an aggregate of 4,100,000 shares of Common Stock issuable under the Plan, Form S-8 (File No. 333-198012), filed on August 11, 2014, relating to the registration of an aggregate of 6,800,000 shares of Common Stock issuable under the Plan, Form S-8 (File No. 333-213032), filed on August 9, 2016, relating to the registration of an aggregate of 4,500,000 shares of Common Stock issuable under the Plan, and Form S-8 (File No. 333-226879), filed on August 17, 2018, relating to the registration of an aggregate of 16,300,000 shares of Common Stock issuable under the Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents filed by the Registrant with the SEC are hereby incorporated by reference in this registration statement:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019, filed with the SEC on May 21, 2019;

2.	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, filed with the SEC on July 31, 2019;

3.	The Registrant's Current Reports on Form 8-K filed with the SEC on June 19, 2019, July 8, 2019, July 17, 2019, and August 5, 2019;

4.	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since March 31, 2019; and

5.	The description of the Registrant's capital stock filed as Exhibit 4.1 to its Annual Report on Form 10-K for the fiscal year ended March 31, 2019, filed with the SEC on May 21, 2019.
In addition, all documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350) on or after the date of this registration statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, are deemed to be incorporated by reference in this registration statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this registration statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 8.    Exhibits.

Exhibit	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

10.1	Amended and Restated 2012 Equity Incentive Plan, as amended and restated effective August 1, 2019

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in signature pages to this registration statement).
_________________

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, State of California, on the 21st day of August 2019.
8x8, Inc.
By: /s/ Steven Gatoff
Steven Gatoff
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Vikram Verma and Steven Gatoff, and each one of them, acting individually and without the other, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his or her name, place and stead in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VIKRAM VERMA	Chief Executive Officer and Director	August 15, 2019
Vikram Verma	(Principal Executive Officer)

/s/ STEVEN GATOFF	Chief Financial Officer	August 20, 2019
Steven Gatoff	(Principal Financial and Accounting Officer)

/s/ BRYAN R. MARTIN	Chairman, Director and Chief Technology Officer	August 18, 2019
Bryan R. Martin

/s/ MONIQUE BONNER	Director	August 16, 2019
Monique Bonner

/s/ TODD FORD	Director	August 16, 2019
Todd Ford

/s/ VLADIMIR JACIMOVIC	Director	August 15, 2019
Vladimir Jacimovic

/s/ ERIC SALZMAN	Director	August 16, 2019
Eric Salzman

/s/ JASWINDER PAL SINGH	Director	August 16, 2019
Jaswinder Pal Singh

/s/ ELIZABETH THEOPHILLE	Director	August 21, 2019
Elizabeth Theophille

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

10.1	Amended and Restated 2012 Equity Incentive Plan, as amended and restated effective August 1, 2019

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in signature pages to this registration statement).
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